Exhibit 99.1

FOR IMMEDIATE RELEASE

Editorial Contact Debbie Clima Adaptec, Inc. 408-957-1762 debbie_clima@adaptec.com	Investor Contact Mary Camarata Adaptec, Inc. 408-957-1630 mary_camarata@adaptec.com

ADAPTEC ANNOUNCES PRELIMINARY REVENUE AND EARNINGS FOR THE THIRD QUARTER
OF FISCAL 2007

MILPITAS, Calif. - January 9, 2007 - Adaptec, Inc. (NASDAQ: ADPT), a global leader in storage solutions, today reported preliminary results for the third quarter of fiscal 2007 that are lower than the ranges projected during the Company's second quarter earnings conference call on October 30, 2006.

The Company expects revenue of approximately $60.0 million to $61.0 million and a loss per share from continuing operations, computed on a Generally Accepted Accounting Principles (GAAP) basis, of approximately $(0.08) to $(0.05) for the third quarter of fiscal 2007. The Company expects a non-GAAP loss per share from continuing operations of approximately $(0.05) to $(0.02) for the third quarter of fiscal 2007. GAAP loss per share differs from non-GAAP loss per share in that the GAAP loss per share includes approximately $1.5 million of amortization expense and approximately $2.5 million related to FAS 123(R) compensation expense.

The Company primarily attributed its lower revenue expectations for the third quarter of fiscal 2007 to a significant decrease in actual revenue versus forecasts from its largest Original Equipment Manufacturer (OEM) customer, IBM, which had accounted for approximately 30 percent of total revenue over the past several quarters.

Adaptec noted that the financial statements for the third quarter of its fiscal year 2007 have not been completed. The revenue and earnings described in this release are based on management's best estimates and remain subject to changes and refinements that could occur during the quarter-end close process. The Company has included a normalized tax expense of $0.5 million in both the GAAP and non-GAAP estimations, as the final GAAP tax impact is still being calculated and could differ significantly from this estimate.

Adaptec will announce its final third quarter fiscal 2007 financial and operating results during its regularly scheduled quarterly conference call on January 30, 2007 at 1:45 p.m. Pacific Standard Time (PST). Adaptec Chief Executive Officer, S. `Sundi' Sundaresh and Chief Financial Officer, Chris O'Meara will host the call. A question-and-answer session will follow their presentations.

To participate in the webcast, visit www.adaptec.com/investor at least 15 minutes before the start of the teleconference. An audio replay of the webcast will be available on the investors section of the Adaptec web site. A telephone replay of the teleconference will be available through February 14, 2007 by calling (888) 203-1112 in the U.S. or (719) 457-0820 internationally and referencing reservation number 1859496.

About Adaptec

Adaptec, Inc. (NASDAQ: ADPT) provides trusted storage solutions that reliably move, manage, and protect critical data and digital content. Adaptec's software and hardware-based solutions are delivered through leading OEMs and channel partners to provide storage connectivity, data protection, and networked storage to enterprises, government organizations, medium and small businesses, and consumers worldwide. More information is available at www.adaptec.com.

Safe Harbor Statement

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements are statements regarding future events or the future performance of Adaptec, and include the Company's expected revenue and operating results for the third quarter of fiscal 2007. These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward- looking statements. These risks include: identifying and retaining key management; market demand for Snap Server products; Adaptec's ability to launch new software products; difficulty in forecasting the volume and timing of customer orders; reduced demand in the server, network storage and desktop computer markets; our target markets' failure to accept, or delay in accepting, network storage and other advanced storage solutions, including our SAS, SATA and iSCSI lines of products; decline in consumer acceptance of our current products; the timing and volume of orders by OEM customers for storage products; our ability to control and manage costs associated with the delivery of new products; and the adverse effects of the intense competition we face in our business. For a more complete discussion of risks related to our business, reference is made to the section titled "Risk Factors" included in our Quarterly Report on Form 10-Q for the Fiscal Quarter ended September 30, 2006, on file with the Securities and Exchange Commission. Adaptec assumes no obligation to update any forward looking information that is included in this release.

Adaptec is a registered trademark in the United States and other countries. Other product and company names are trademarks or registered trademarks of their respective owners.

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